EXHIBIT 99.1

RALPH LAUREN CORPORATION PRESENTS “WAY FORWARD” PLAN AND FINANCIAL OUTLOOK

NEW YORK--(BUSINESS WIRE)—June 7, 2016—Ralph Lauren Corporation (NYSE:RL) is today hosting a meeting for investors and analysts to present its plan to deliver sustainable, profitable sales growth and long-term value creation for shareholders.

As part of the Way Forward Plan, the Company will refocus on the core of what has made Ralph Lauren the iconic company it is today and get closer to the consumer than ever before.  To do so, Ralph Lauren will evolve its product, marketing and shopping experience to increase desirability.  The Company will evolve its operating model to enable sustainable, profitable sales growth by significantly reducing supply chain lead times, employing best-in-class sourcing and executing a disciplined multi-channel distribution and expansion strategy.  The Company will also rightsize the cost structure and implement an ROI-driven financial model to free up resources to invest in the brand and drive high-quality sales.  The new plan includes strengthening the leadership team and creating a more nimble organization by moving from an average of 9 to 6 layers.

“We have assessed every value-creating component of the Company and, with our Way Forward Plan, we will build on our strengths, refocusing on our core brands and instilling a financial discipline that is highly focused on return on investment,” said Stefan Larsson, President and Chief Executive Officer.  “We have a powerful, authentic brand with unique elasticity, and we will bring our Company to a stronger place than ever before by connecting our brand voice more closely to consumers and evolving our operating model.  Our multi-year growth plan will lead Ralph Lauren – one of the few truly iconic brands in the industry – to profitable sales growth and long-term shareholder value creation.”

Fiscal 2017 Restructuring Activities
The Company expects its Fiscal 2017 restructuring activities to result in approximately $180-$220 million of annualized expense savings related to its initiatives to streamline the organizational structure and rightsize its cost structure and real estate portfolio. This is in addition to the $125 million of annualized cost savings associated with the Company’s Fiscal 2016 restructuring activities.

The Company expects to incur restructuring charges of up to $400 million as a result of the Fiscal 2017 restructuring activities and up to a $150 million inventory charge associated with the reduction of inventory out of current liquidation channels in line with the Company's Way Forward Plan. These charges are expected to be substantially realized by the end of Fiscal 2017.

First Quarter and Full Year Fiscal 2017 Outlook
In the first quarter of Fiscal 2017, the Company expects consolidated net revenues to decline at a mid-single digit rate. Operating margin for the first quarter of Fiscal 2017 is expected to be approximately 110-160 basis points below the comparable prior year period. The first quarter tax rate is estimated to be approximately 29%.

The Company currently expects consolidated net revenues for Fiscal 2017 to decrease at a low-double digit rate due to a proactive pullback in inventory receipts, store closures, pricing harmonization and other quality of sale initiatives, combined with the weak retail traffic environment in the U.S.  Operating margin for Fiscal 2017 is currently anticipated to be approximately 10%, as cost savings are expected to be offset by growth in new store expenses, unfavorable foreign currency impacts, infrastructure investments and fixed expense deleveraging. The Fiscal 2017 tax rate is estimated to be approximately 29%. Capital expenditures are expected to be approximately $375 million in Fiscal 2017.  This guidance assumes approximately $200 million in share repurchases.

Q1 2017 and Fiscal 2017 guidance excludes the restructuring and inventory charges associated with the Fiscal 2017 restructuring activities.

Long-Term Financial Outlook
As a result of its Way Forward Plan, the Company expects to stabilize performance in Fiscal 2018 and pivot to growth off of a smaller, more profitable base in Fiscal 2019, with improving operating margins in both fiscal years.

In Fiscal 2020, the Company is targeting market share growth and a mid-teens operating margin.

Investor Day Webcast
Today’s investor meeting will be webcast live on the Company’s investor relations website at http://investor.ralphlauren.com from approximately 8:30 A.M. to 12:30 P.M. Eastern, and will be archived on the website for a year after the event.

ABOUT RALPH LAUREN
Ralph Lauren Corporation (NYSE: RL) is a global leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 49 years, Ralph Lauren's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include Ralph Lauren Purple Label, Ralph Lauren Collection, Double RL, Ralph Lauren Black Label, Polo Ralph Lauren, Polo Sport, Polo Ralph Lauren Children’s, Ralph Lauren Home, Lauren Ralph Lauren, RLX, Denim & Supply Ralph Lauren, American Living, Chaps and Club Monaco, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release and oral statements made from time to time by representatives of the Company contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “First Quarter and Full Year Fiscal 2017 Outlook” and “Long-Term Financial Outlook,” and statements regarding, among other things, our current expectations about the Company's “Way Forward Plan,” future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses, timing of actions, anticipated savings, and earnings and are indicated by words or phrases such as "anticipate," "estimate," "expect," "project," "we believe" and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel or other changes in our executive and senior management team or to our operating structure and our ability to effectively transfer knowledge during periods of transition; our ability to achieve anticipated operating enhancements and/or cost reductions from our restructuring plans, which could include the potential sale, discontinuance, or consolidation of certain of our brands; our ability to successfully implement our anticipated growth strategies and to capitalize on our repositioning initiatives in certain brands, regions and merchandise categories; our ability to secure the technology facilities and systems used by the Company and those of third party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses or similar events; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective, and risks associated with increases in the costs of raw materials, transportation, and labor; our ability to continue to maintain our brand image and reputation and protect our trademarks; the impact of the volatile state of the global economy, stock markets, and other economic conditions on us, our customers, our suppliers, and our vendors, and our ability and their ability to access sources of liquidity; the impact of changes in consumers’ ability or preferences to purchase premium lifestyle products that we sell and our ability to forecast consumer demand; changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors, and consolidations, liquidations, restructurings, and other ownership changes in the retail industry; risks associated with our international operations, including risks related to the importation and exportation of products, and risks associated with compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations, including tax laws; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world; our ability to continue to expand our business internationally; changes in our effective tax rates or credit profile and ratings within the financial community; changes in the business of, and our relationships with, major department store customers and licensing partners; our efforts to improve the efficiency of our distribution system and enhance our information technology systems and global e-commerce platform; our intention to introduce new products or enter into or renew alliances and exclusive relationships; our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A common stock; our ability to open new retail stores, concession shops, and e-commerce sites in an effort to expand our direct-to-consumer presence; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; the impact to our business resulting from potential costs and obligations related to the early termination of our long term, non-cancellable leases; the potential impact to the trading prices of our securities if our Class A Common Stock share repurchase activity and/or cash dividend rate differs from investors' expectations; our ability to maintain our credit profile and ratings within the financial community; the potential impact on our operations and on our customers resulting from natural or man-made disasters; and other risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Ralph Lauren Corporation
Investor Relations:
Evren Kopelman, 212-813-7862
Or
Corporate Communications:
Ryan Lally, 212-318-7116